Exhibit 99.1

GulfMark Offshore Reports Results of Operations for the Quarter Ended March 31, 2018

Significant Financial and Operating Performance Improvements Forecasted By Recovery in the North Sea and Operational Efficiencies

HOUSTON, May 10, 2018 — GulfMark Offshore, Inc. (“GulfMark” or the “Company”) (NYSE: GLF) today announced its results of operations for the three-month period ended March 31, 2018. Items of note:

•	Free cash flow positive in Q1 2018 of $1.0 million, excluding final charges from 2017 restructuring of $10.4 million and cash debt cost of $2.4 million
•	Forecasting to be cash flow positive in Q4 2018
•	Forecasting EBITDA positive for remainder of 2018
•	North Sea average day rates up 13% from Q4 2017
•	Forecasting North Sea average day rates up a further 20% or more in Q2 2018
•	Relocated two North Sea vessels from the Americas back to the UK during Q1 2018 to capitalize on improving North Sea market
•	Spot day rates for large North Sea vessels have hit $29,000 this year
•	Summer- term day rates for large North Sea vessels topping out at $17,000, 55% above comparative 2017 day rates
•	G&A expense down 16% since Q4 2017; on target for 25% year-over-year reduction (excluding severance cost & non-cash stock compensation)
•	Gulf of Mexico showing first signs of market tightening, with leading- edge, large vessel day rates up 5% since Q4 2017
•	No required capital commitments

Quintin Kneen, President and CEO, commented, “The momentum of the turnaround of GulfMark has increased since our last call. We are experiencing a strengthening market in our leading North Sea position, where we achieved a 13% sequential quarterly increase in average day rates. We are forecasting a further 20%, perhaps more, sequential quarterly increase in average day rates for the second quarter. The shore-base restructuring we discussed last quarter is evident in the sequential quarterly decrease in G&A expense of 16%. We are well on our way to achieve our goal of returning to cash flow positive.

GulfMark Offshore, Inc.

Press Release

May 10, 2018

“The first quarter is typically the calendar year quarter in which we post our lowest performance due to the North Sea weather. This year is no different, and I expect that we will see improving performance throughout the remainder of the year. As the leading operator in the North Sea, we are the best positioned company to capitalize on the improving conditions in that market. We are starting to see signs of improvement in the Americas region as well. Sequential quarterly increases in average day rates for the larger PSVs in the Americas are up 5% over the fourth quarter of 2017. The Baker Hughes offshore rig count for the U.S. Gulf of Mexico dipped down in the first quarter of 2018, but since the end of the first quarter is back up nearly 60%, from 12 at the end of March back to 19. Vessel supply is tightening and the improving vessel day rates are reminiscent of what we saw in the North Sea region in 2017. Based on this pattern, 2019 should be the turnaround year for the Americas.

Kneen continued, “Returning to sustainable, positive cash flow is key to every member of the GulfMark team. Achieving this will take continued innovation and attention. We achieved the substantial reduction in G&A we promised and we continue to look for ways to optimize our shore-based cost leadership. We are forecasting to be EBITDA positive for the remainder of the year, to be cash flow positive in Q4 of 2018, and we will continue to look for ways to improve our operating performance and cash flow through innovative shore-base technologies and operating structures.

“As we go through the remainder of 2018 we will be focused on improving operating expenses by teaming up with vendors to achieve not only cost leadership in shore-base operations but cost leadership in vessel operations. We continue to embrace technology by exploring ideas that will help reduce cost. For example, as announced by Wartsila in April, we have been teaming up with them since last year in the development of transformational automation and digitalization of vessel operations dedicated to improving offshore efficiency and safety. We had our second remotely operated vessel trial earlier this year and we are excited about what the future holds for offshore operations.

“I continue to be amazed at what our employees are accomplishing. As a result of continuous automation and efficiency improvements, what was once being done by over 200 people on shore is now being done by less than 100, without compromising safety or vessel reliability. The spirit and positive attitude toward our goal of getting back to being cash flow positive is bringing everyone together and fueling new and exciting efficiency initiatives. My sincere thanks go out to all of our employees worldwide for their dedication to GulfMark.”

As more fully explained in the Company’s Form 10-K that was filed on April 2, 2018, the Company emerged from Chapter 11 bankruptcy on November 14, 2017, at which time it adopted fresh start accounting in accordance with applicable accounting and reporting regulations. This resulted in the Company becoming a new entity for financial reporting purposes on November 15, 2017.

GulfMark Offshore, Inc.

Press Release

May 10, 2018

Conference Call/Webcast Information

GulfMark will conduct a conference call to discuss earnings with analysts, investors and other interested parties at 9:00 a.m. Eastern Time on Friday, May 11, 2018. To participate in the call, investors in the U.S. should dial 1-888-317-6003 at least 15 minutes before the start time and when prompted, enter the conference passcode 1616436. Canada-based callers should dial 1-866-284-3684, and international callers outside of North America should dial 1-412-317-6061. The webcast of the conference call also can be accessed by visiting our website, www.gulfmark.com. An audio file of the earnings conference call will be available on the Company’s website approximately two hours after the end of the call.

GulfMark Offshore, Inc. provides marine transportation services to the energy industry through a fleet of offshore support vessels serving major offshore energy markets in the world.

Contact:	Sam Rubio
E-mail:	Sam.Rubio@GulfMark.com
(713) 963-9522

Certain statements and information in this press release that are not historical facts may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “expected to be,” “anticipate,” “plan,” “intend,” “foresee,” “forecast,” “continue,” “can,” “will,” “will continue,” “may,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. Statements in this press release that contain forward-looking statements may include, but are not limited to, information concerning our possible or assumed future results of operations and statements about future operating expenses, liquidity, vessels sales, market developments, taxes, reductions in costs and expenses, and funding of capital commitments. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenues are based on our forecasts for our existing operations. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to the price of oil and gas and its effect on offshore drilling, vessel utilization and day rates; industry volatility; fluctuations in the size of the offshore marine vessel fleet in areas where the Company operates; changes in competitive factors; delays or cost overruns on construction projects, and other material factors that are described from time to time in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Consequently, these forward-looking statements should not be regarded as representations that the projected or anticipated outcomes can or will be achieved. These forward-looking statements speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

In addition to financial results determined in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release also includes non-GAAP financial measures (as defined under the SEC’s Regulation G). Net income, excluding gains & costs, as well as measures derived from it (including diluted EPS, excluding gains & costs; and effective tax, excluding gains & costs) are non-GAAP financial measures. Management believes that the exclusion of certain gains & costs from these financial measures enables it to evaluate more effectively GulfMark’s operations period over period, and to identify operating trends that could otherwise be masked by the excluded items. The foregoing non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP. The following tables include a reconciliation of these non-GAAP measures to the comparable GAAP measures.

GulfMark Offshore, Inc.

Press Release

May 10, 2018

Consolidated Income Statements	Q1 2018	Q4 2017		Q1 2017
(in thousands, except per share data)	Successor	Successor	Predecessor	Predecessor
	Three Months Ended March 31,	Period from November 15 Through December 31,	Period from October 1 Through November 14,	Three Months Ended March 31,
	2018	2017	2017	2017
	(unaudited)			(unaudited)
Revenue	$24,366	$13,593	$13,424	$24,359
Direct operating expenses	21,975	9,859	10,830	19,175
Drydock expense	-	-	(262)	2,902
General and administrative expenses	6,909	3,407	5,409	9,578
Pre-petition restructuring charges	-	1	24	5,853
Depreciation and amortization	8,941	4,425	6,731	13,570
Loss on sale of assets	25	-	-	5,273
Operating Loss	(13,484)	(4,099)	(9,308)	(31,992)

Interest expense	(2,754)	(1,343)	(1,471)	(18,436)
Interest income	121	57	1	7
Reorganization items	(285)	(969)	(305,946)	-
Foreign currency gain (loss) and other	1,650	(439)	(247)	(187)
Loss before income taxes	(14,752)	(6,793)	(316,971)	(50,608)
Income tax (provision) benefit	(486)	10,304	106,057	(74,207)
Net Income (Loss)	$(15,238)	$3,511	$(210,914)	$(124,815)

Diluted Income (Loss) per share	$(1.52)	$0.35	$(8.03)	$(4.93)
Weighted average diluted common shares	9,998	9,998	26,254	25,300

Other Data
Revenue by Region (000's)
North Sea	$15,422	$8,304	$7,149	$13,995
Southeast Asia	1,937	1,368	1,324	3,168
Americas	7,007	3,921	4,951	7,196
Total	$24,366	$13,593	$13,424	$24,359

Rates Per Day Worked
North Sea	$11,049	$9,765	$9,725	$10,437
Southeast Asia	4,717	5,359	5,414	5,433
Americas	7,107	8,098	7,919	8,790
Total	$8,726	$8,441	$8,362	$9,272

Overall Utilization
North Sea	56.8%	62.6%	63.9%	59.2%
Southeast Asia	45.6%	53.3%	53.7%	58.1%
Americas	36.9%	40.0%	43.3%	28.3%
Total	46.3%	50.6%	52.7%	45.4%

Average Owned Vessels
North Sea	27.0	25.0	25.0	24.7
Southeast Asia	10.0	10.0	10.0	10.0
Americas	29.0	31.0	31.0	32.5
Total	66.0	66.0	66.0	67.2

Drydock Days
North Sea	30	4	-	62
Southeast Asia	-	-	-	-
Americas	10	5	1	5
Total	40	9	1	67

Deferred (Successor) / Expensed (Predecessor) Drydock Costs (000's)	$2,256	$1,078	$(262)	$2,902

GulfMark Offshore, Inc.

Press Release

May 10, 2018

Consolidated Balance Sheets
(dollars in thousands)	March 31	December 31,
	2018	2017
	(unaudited)
Current assets:
Cash and cash equivalents	$52,861	$64,613
Trade accounts receivable, net of allowance for doubtful accounts of $3,515 and $3,470, respectively	18,539	20,378
Other accounts receivable	3,196	7,471
Prepaid expenses and other current assets	8,512	11,058
Total current assets	83,108	103,520

Vessels, equipment and other fixed assets at cost, net of accumulated depreciation of $13,177 and $4,392, respectively	363,110	363,845
Construction in progress	334	283
Deferred costs and other assets	7,045	4,307
Total assets	$453,597	$471,955

Current liabilities:
Accounts payable	$9,776	$12,770
Income and other taxes payable	1,371	1,540
Accrued personnel costs	5,290	5,040
Accrued interest expense	396	451
Accrued restructuring charges	-	7,458
Other accrued liabilities	5,623	5,231
Total current liabilities	22,456	32,490
Long-term debt	92,436	92,365
Long-term income taxes:
Deferred tax liabilities	2,869	2,992
Other income taxes payable	18,727	18,374
Other liabilities	1,135	1,244

Stockholders' equity:
Preferred stock, $0.01 par value; 5,000 authorized; no shares issued	-	-
Common stock, $0.01 par value; 25,000 authorized; 7,043 issued and 7,042 outstanding	70	70
Additional paid-in capital	317,932	317,932
Retained earnings (deficit)	(11,727)	3,511
Accumulated other comprehensive income	9,699	2,977
Treasury stock	(70)	(70)
Deferred compensation	70	70
Total stockholders' equity	315,974	324,490
Total liabilities and stockholders' equity	$453,597	$471,955

GulfMark Offshore, Inc.

Press Release

May 10, 2018

Consolidated Statements of Cash Flows	Q1 2018	Q4 2017		Q1 2017
(in thousands)	Successor	Successor	Predecessor	Predecessor
	Three Months Ended March 31,	Period from November 15, 2017 to December 31,	Period from October 1, 2017 to November 14,	Three Months Ended March 31,
	2018	2017	2017	2017
Cash flows from operating activities:	(unaudited)			(unaudited)
Net income (loss)	$(15,238)	$3,511	$(210,914)	$(124,815)
Adjustments to reconcile net income (loss) to net cash used in operations:
Depreciation and amortization	8,941	4,425	6,731	13,570
Loss on sale of assets	25	-	-	5,273
Amortization of stock-based compensation	-	-	267	1,112
Amortization of deferred financing costs	519	275	6	10,283
Provision for doubtful accounts receivable, net of write-offs	-	-	80	546
Deferred income tax provision (benefit)	(632)	(9,658)	(1,268)	73,216
Foreign currency (gain) loss	(2,292)	392	325	298
Reorganization items, net	-	-	188,286	-
Change in operating assets and liabilities:
Accounts receivable	6,586	(1,275)	(156)	1,558
Prepaids and other	(800)	714	663	(1,009)
Deferred drydocking costs	(2,256)	(1,078)	-	-
Accounts payable	(3,168)	424	3,170	(1,535)
Other accrued liabilities and other	(8,824)	(6,986)	1,240	10,126
Net cash used in operating activities	(17,139)	(9,256)	(11,570)	(11,377)
Cash flows from investing activities:
Purchases of vessels, equipment and other fixed assets	(126)	(141)	(81)	(24,377)
Proceeds from disposition of vessels and equipment	10	-	-	3,000
Net cash used in investing activities	(116)	(141)	(81)	(21,377)
Cash flows from financing activities:
Proceeds from debt, net of direct financing cost	-	-	227,443	58,468
Repayments of debt	-	-	(187,637)	(2,000)
Rights offering proceeds	-	-	124,979	-
Borrowings under revolving loan facilities, net	-	-	(65,443)	-
Proceeds from borrowings under DIP financing facilities	-	-	(18,000)	-
Revolving loan facilities activity, net	-	-	2,000	-
Debt issuance costs	(228)	(862)	(8,398)	(4,299)
Net cash provided by (used in) financing activities	(228)	(862)	74,944	52,169
Effect of exchange rate changes on cash	2,271	(67)	185	(96)
Net increase (decrease) in cash, cash equivalents and restricted cash	(15,212)	(10,326)	63,478	19,319
Cash, cash equivalents and restricted cash at beginning of period	68,073	78,399	14,921	8,822
Cash, cash equivalents and restricted cash at end of period	$52,861	$68,073	$78,399	$28,141
Supplemental cash flow information:
Interest paid, net of interest capitalized	$2,216	$1	$4,405	$756
Income taxes paid, net	234	-	1,383	613

GulfMark Offshore, Inc.

Press Release

May 10, 2018

Contract Cover	As of March 31, 2018		As of March 31, 2017
	2018	2019	2017	2018
Region:	Vessel Days	Vessel Days	Vessel Days	Vessel Days
North Sea	36%	14%	45%	27%
Southeast Asia	16%	0%	21%	14%
Americas	17%	0%	16%	3%
Overall Fleet	24%	6%	28%	14%

Reconciliation of Non-GAAP Measures: First Quarter 2018
(dollars in millions, except per share data)	Operating Income (Loss)	Other Income (Expense)	Tax (Provision) Benefit	Net Income (Loss)	Diluted EPS
Excluding Gains and Costs	$(13.5)	$(0.9)	$(0.6)	$(15.0)	$(1.50)
Reorganization/Fresh Start Items		(0.3)	0.1	(0.2)	(0.02)
U.S. GAAP	$(13.5)	$(1.2)	$(0.5)	$(15.2)	$(1.52)

Reconciliation of Non-GAAP Measures: For the Period from October 1 Through November 14, 2017
(Predecessor)
(dollars in millions, except per share data)	Operating Income (Loss)	Other Income (Expense)	Tax (Provision) Benefit	Net Income (Loss)	Diluted EPS
Excluding Gains and Costs	$(9.0)	$(1.8)	$(1.1)	$(11.9)	$(0.45)
Reorganization/Fresh Start Items	-	(634.0)	221.9	(412.1)	(15.70)
Gain on Extinguishment of Debt	-	343.0	(120.1)	223.0	8.49
Post Petition Expenses	-	(14.9)	5.2	(9.7)	(0.37)
Severance Costs	(0.3)	-	0.1	(0.2)	(0.01)
U.S. GAAP	$(9.3)	$(307.7)	$106.1	$(210.9)	$(8.03)

Reconciliation of Non-GAAP Measures: For the Period from November 15 Through December 31, 2017
(Successor)
(dollars in millions, except per share data)	Operating Income (Loss)	Other Income (Expense)	Tax (Provision) Benefit	Net Income (Loss)	Diluted EPS
Excluding Gains and Costs	$(4.1)	$(1.7)	$(5.2)	$(11.1)	$1.93
Post Petition Expenses	-	(1.0)	0.3	(0.6)	(0.06)
Transition Tax on Foreign Earnings	-	-	15.2	15.2	1.52
U.S. GAAP	$(4.1)	$(2.7)	$10.3	$3.5	$0.35

GulfMark Offshore, Inc.

Press Release

May 10, 2018

Owned Vessels by Classification
	AHTS		PSV
Region	LgAHTS	SmAHTS	LgPSV	PSV	FSV	SpV	Total
North Sea	3	-	24	-	-	-	27
Southeast Asia	8	2	-	-	-	-	10
Americas	-	2	21	4	1	1	29
	11	4	45	4	1	1	66

EBITDA (unaudited)	Successor	Successor	Predecessor	Predecessor
(in thousands)	Three Months Ended March 31,	Period from November 15 Through December 31,	Period from October 1 Through November 14,	Three Months Ended March 31,
	2018	2017	2017	2017

Net Income (Loss)	$(15,238)	$3,511	$(210,914)	$(124,815)
Interest expense	2,754	1,343	1,471	18,436
Interest income	(121)	(57)	(1)	(7)
Income tax provision (benefit)	486	(10,304)	(106,057)	74,207
Depreciation and amortization	8,941	4,425	6,731	13,570
EBITDA	$(3,178)	$(1,082)	$(308,770)	$(18,609)
Reorganization items	285	969	305,946	-
Foreign currency (gain) loss and other	(1,650)	439	247	187
Adjusted EBITDA	$(4,543)	$326	$(2,577)	$(18,422)